EXHIBIT 99.1

Pacific Energy Development Announces Production Rate from First of Three Loomis Wells
Doubles Net Production Rate of Company

January 13, 2015 – PEDEVCO Corp. d/b/a Pacific Energy Development (NYSE MKT: PED) (the “Company”), announced today that its Loomis 2-6H horizontal well recently completed in Weld County, Colorado has tested at an initial production rate of 540 barrels of oil per day (bopd) and 300 thousand cubic feet of gas (mcfgd) (590 barrels of oil equivalent per day (boepd)), from the Niobrara “B” Bench target zone.  The Loomis 2-6H well is the first of three new horizontal wells recently completed by the Company from a single pad.  The Company has an approximately 49.7% net working interest in this well, which came in under budget (below $4 million), reaching a total measured depth of 11,335 feet, with a 6,298 foot total vertical depth and 4,694 foot lateral length, and with 25 frac stages through the Niobrara “B” Bench target zone. The Company expects to release initial production rates for the second and third Loomis wells over the next several days.

Commenting on these results, Mr. Frank C. Ingriselli, the Company’s Chairman and Chief Executive Officer, stated:  “We are very pleased with the initial production rate from our first of three Loomis wells, as it not only validates our improved completion techniques and value of this acreage, but also more than doubles our current daily net production.  We look forward to announcing initial production rates from the second and third Loomis wells within the next several days, which results we anticipate will be consistent with this well, further significantly increasing our net production.”

About Pacific Energy Development (PEDEVCO Corp.)

PEDEVCO Corp, d/b/a Pacific Energy Development (NYSE MKT:  PED), is a publicly-traded energy company engaged in the acquisition and development of strategic, high growth energy projects, including shale oil and gas assets, in the United States. The Company’s principal asset is its D-J Basin Asset located in the DJ Basin in Colorado. The Company has also previously announced its entry into an agreement to acquire an indirect 5% interest in a company which will hold a 380,000 acre producing asset located in the Pre-Caspian Basin, one of the largest producing basins in Kazakhstan. Pacific Energy Development is headquartered in Danville, California, with an operations office in Houston, Texas.

Forward-Looking Statements

All statements in this press release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of the Company’s control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and its subsequent Quarterly Reports on Form 10-Q. The Company operates in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and undertakes no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the Company’s public filings with the SEC.

Contacts
Pacific Energy Development
Bonnie Tang
1-855-733-3826 ext 21 (Media)
PR@pacificenergydevelopment.com

Investor Relations:
Stonegate, Inc.
Casey Stegman
1-214-987-4121
casey@stonegateinc.com